                                                                      Exhibit 12

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (In thousands, except ratio amounts)

                                                    1997(A)      1996(B)      1995(C)      1994(D)         1993
                                                -----------  -----------  -----------  -----------  -----------
RETURN ON REVENUES-CONTINUING
Income from continuing operations.............  $   107,522  $    98,897  $    78,810  $    49,984  $    74,867
Revenues......................................    1,619,210    1,586,020    1,578,795    1,349,941    1,020,645
  Return......................................          6.6%         6.2%         5.0%         3.7%         7.3%

RETURN ON AVERAGE INVESTED CAPITAL
Income from continuing operations.............  $   107,522  $    98,897  $    78,810  $    49,984  $    74,867
Add: Interest expense after tax...............       48,233       43,187       56,650       46,993       43,848
                                                -----------  -----------  -----------  -----------  -----------
                                                $   155,755  $   142,084  $   135,460  $    96,977  $   118,715
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
Average invested capital......................  $ 1,815,869  $ 1,619,880  $ 1,377,354  $ 1,229,524  $ 1,060,641
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
  Return......................................          8.6%         8.8%         9.8%         7.9%        11.2%
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

RETURN ON AVERAGE EQUITY(E)
Income before extraordinary items and
  cumulative effect of change in accounting
  policy......................................  $   107,522  $    98,897  $    78,846  $    86,303  $    91,793
Average equity................................      722,298      682,489      618,778      606,009      474,733
  Return......................................         14.9%        14.5%        12.7%        14.2%        19.3%

CURRENT RATIO
Current assets................................  $   212,310  $   201,587  $   188,836  $   171,835  $   139,842
Current liabilities...........................      210,950      204,642      201,566      295,083      188,258
  Ratio.......................................          1.0          1.0          0.9          0.6          0.7

RATIO OF BOOK EQUITY TO DEBT(E)
Book equity as of December 31.................  $   735,503  $   719,746  $   585,549  $   623,427  $   536,037
Total debt(f).................................      926,234      891,379      755,743      919,727      841,964
  Ratio.......................................          0.8          0.8          0.8          0.7          0.6

RATIO OF MARKET EQUITY TO DEBT(E)
Market equity as of December 31...............  $ 1,907,053  $ 2,046,523  $ 2,489,840  $ 3,161,681  $ 4,678,304
Total debt(f).................................      926,234      891,379      755,743      919,727      841,964
  Ratio.......................................          2.1          2.3          3.3          3.4          5.6

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                    1997(A)      1996(B)      1995(C)      1994(D)         1993
                                                -----------  -----------  -----------  -----------  -----------

COMPUTATION OF ADJUSTED EBITDA
Income from continuing operations.............  $   107,522  $    98,897  $    78,810  $    49,984  $    74,867
Add/(less):
  Income tax provision........................       68,746       67,316       60,677       75,391       59,394
  Interest expense............................       79,071       69,968       73,890       76,363       73,080
  Depreciation and amortization...............      122,396      102,338       95,388       86,644       70,207
  Deferred finance charge amortization........       (3,021)      (3,151)      (3,626)      (2,844)      (3,261)
  Amortization of debt discounts and
    premiums..................................          (12)         (21)         (53)        (176)        (172)
                                                -----------  -----------  -----------  -----------  -----------
Earnings before interest, taxes, depreciation
  and amortization............................      374,702      335,347      305,086      285,362      274,115
Add/(less):
  Write-downs and reserves....................       13,806       52,188       93,348            -            -
  Project opening costs.......................       19,518        5,907          450       15,313            -
  Venture restructuring costs.................        6,944       14,601            -            -            -
  Gains on sales of equity interests in New
    Zealand subsidiary........................      (37,388)           -      (11,773)           -            -
  Provision for settlement of litigation and
    related costs.............................            -            -            -       53,449          400
                                                -----------  -----------  -----------  -----------  -----------
Adjusted EBITDA(g)............................  $   377,582  $   408,043  $   387,111  $   354,124  $   274,515
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

COMPUTATION OF ADJUSTED EBITDA TO
  INTEREST PAID
Adjusted EBITDA...............................  $   377,582  $   408,043  $   387,111  $   354,124  $   274,515
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

Interest expense..............................  $    79,071  $    69,968  $    73,890  $    76,363  $    73,080
Add/(less):
  Deferred finance charge amortization........       (3,021)      (3,151)      (3,626)      (2,844)      (3,261)
  Amortization of debt discounts and
    premiums..................................          (12)         (21)         (53)        (176)        (172)
  Capitalized interest........................        6,860       11,025        3,636        3,764        3,107
                                                -----------  -----------  -----------  -----------  -----------
Interest paid.................................  $    82,898  $    77,821  $    73,847  $    77,107  $    72,754
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
  Ratio of Adjusted EBITDA to interest paid...          4.6          5.2          5.2          4.6          3.8
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
RATIO OF DEBT TO ADJUSTED EBITDA
Total debt....................................  $   926,234  $   891,379  $   755,743  $   728,529  $   666,161
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
Adjusted EBITDA(g)............................  $   377,582  $   408,043  $   387,111  $   354,124  $   274,515
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
  Ratio of total debt to Adjusted EBITDA......          2.5          2.2          2.0          2.1          2.4
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

                                                          EXHIBIT 12 (CONTINUED)

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                    1997(A)      1996(B)      1995(C)      1994(D)         1993
                                                -----------  -----------  -----------  -----------  -----------
RATIO OF EARNINGS TO FIXED CHARGES (H)
Income from continuing operations.............  $   107,522  $    98,897  $    78,810  $    49,984  $    74,867
Add:
  Provision for income taxes..................       68,746       67,316       60,677       75,391       59,394
  Interest expense............................       79,071       69,968       73,890       76,363       73,080
  Interest included in rental expense.........        7,692        7,663        6,738        5,244        7,207
  Amortization of capitalized interest........          606          763          580          628          892
  (Income) or loss from equity investments....         (473)        (473)           -            -          (89)
  Adjustment to include 100% of
    nonconsolidated, majority-owned
    subsidiary(i).............................            -            -      (34,775)      (7,438)           -
                                                -----------  -----------  -----------  -----------  -----------
Earnings as defined...........................  $   263,164  $   244,134  $   185,920  $   200,172  $   215,351
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
Fixed charges:
  Interest expense............................  $    79,071  $    69,968  $    73,890  $    76,363  $    73,080
  Capitalized interest........................        6,860       11,025        3,636        3,764        3,107
  Interest included in rental expense.........        7,692        7,663        6,738        5,244        7,207
  Adjustment to include 100% of
    nonconsolidated, majority-owned
    subsidiary(i).............................            -            -       56,652       17,069            -
                                                -----------  -----------  -----------  -----------  -----------
Total fixed charges...........................  $    93,623  $    88,656  $   140,916  $   102,440  $    83,394
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
  Ratio of earnings to fixed charges..........          2.8          2.8          1.3          2.0          2.6
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------

--------------------------
(a) 1997 includes $13.8 million in pretax charges for write-downs and reserves and a $37.4 million gain on the sale of equity in New Zealand subsidiary.

(b) 1996 includes $52.2 million in pretax charges for write-downs and reserves.

(c) 1995 includes $93.3 million in pretax charges for write-downs.

(d) 1994 includes a $53.4 million provision for settlement of all claims and related cost related to the Merger Agreement and Tax sharing Agreement arising from the 1990 spin-off of the Company and acquisition of the Holiday Inn business by Bass PLC.

(e) Amounts for periods prior to the June 30, 1995, dividend of PHC common stock to the Company's stockholders reflect the impact of the financial position and results of operations for the discontinued hotel business in those periods.

(f) For purposes of computing these ratios, total debt includes debt allocated to discontinued hotel operations for periods prior to the PHC Spin-off.

(g) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from continuing operations before write-downs and reserves, project opening costs, venture restructuring costs, gains on sales of equity interests in New Zealand subsidiary and provision for settlement of litigation and related costs, plus interest expense, taxes, depreciation and amortization. EBITDA is a supplemental financial measurement used by management, as well as by industry analysts, to evaluate Harrah's operations. However, EBITDA should not be construed as an alternative to Income from operations (as an indicator of Harrah's operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles and presented in the Company's Consolidated Financial Statements.

(h) As discussed in Note 12 to the Consolidated Financial Statements in the 1997 Harrah's Entertainment Annual Report, the Company has guaranteed certain third party loans in connection with its casino development activities. The above ratio computation excludes estimated fixed charges associated with these guarantees as follows: 1997, $7.8 million; 1996, $5.2 million; 1995, $6.8 million; 1994, $5.5 million; and 1993, $3.1 million.

(i) Prior to November 1995, the Company owned a majority interest in Harrah's Jazz Company. However, voting control was shared equally among three partners. As a result, Harrah's Jazz was not consolidated into the Company's financial statements. As required by Item 503(d)(2), the Company's ratio of earnings to fixed charges ratio computation for 1995 and 1994 has been adjusted to include Harrah's Jazz financial results as if this entity were consolidated.